EXHIBIT 10.145

CERTAIN IDENTIFIED INFORMATION MARKED BY [*] HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED

AMENDMENT N°2

TO THE

[*] AGREEMENT

BETWEEN

AIRBUS S.A.S.

and

AIR LEASE CORPORATION

[*]

ALC – Amendment N°2 to [*] Agreement
Ref. CLC - CT2006858	Page 1/5

This amendment n°2 (the “Amendment N°2”) dated 02 October 2020 is made

BETWEEN:

AIRBUS S.A.S., a French société par actions simplifiée, with its registered office at 2, rond-point Emile Dewoitine, 31700 Blagnac, France, registered with the Commercial and Companies Register of Toulouse under number 383 474 814 (the “Seller”),

and

AIR LEASE CORPORATION, a corporation organised and existing under the laws of the State of Delaware, U.S.A., having its principal place of business at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067, U.S.A. (the “Buyer”).

The Buyer and the Seller together are referred to as the “Parties” and individually as a “Party”.

WHEREAS:

A.   [*]

B.   [*]

C.   [*]

D.   [*]

E.   [*]

F.   [*]

NOW IT IS HEREBY AGREED AS FOLLOWS:

ALC – Amendment N°2 to [*] Agreement
Ref. CLC - CT2006858	Page 2/5

1          [*]

2          INCONSISTENCY AND CONFIDENTIALITY

2.1

In the event of any inconsistency between the terms and conditions of the [*] Agreement and those of this Amendment N°2, the latter shall prevail to the extent of such inconsistency, whereas the part of the [*] Agreement not concerned by such inconsistency shall remain in full force and effect.

2.2

This Amendment N°2 reflects the understandings, commitments, agreements, representations and negotiations related to the matters set forth herein whatsoever, oral and written, and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorised representatives of both Parties.

2.3

This Amendment N°2 shall be treated by both Parties as confidential and shall not be released in whole or in part to any third party without the prior consent of the other Party except as may be required by law, or to professional advisors for the implementation hereof.

3          COUNTERPARTS

This Amendment N°2 may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

4          LAW AND JURISDICTION

This Amendment N°2 will be governed by and construed and the performance thereof will be determined in accordance with the laws of the State of New York, without giving effect to its conflicts of laws provisions that would result in the application of the law of any other jurisdiction.

The other provisions of Clause 7 of the [*] Agreement shall apply to this Amendment N°2 as if the same were set out in full herein, mutatis mutandis.

ALC – Amendment N°2 to [*] Agreement
Ref. CLC - CT2006858	Page 3/5

IN WITNESS WHEREOF this Amendment N°2 was entered into the day and year first above written.

For and on behalf of	For and on behalf of

AIR LEASE CORPORATION	AIRBUS S.A.S.

By: /s/ Grant Levy	By: /s/ Benoît de Saint-Exupéry

Its: Executive Vice President	Its: Senior Vice President, Contracts

ALC – Amendment N°2 to [*] Agreement
Ref. CLC - CT2006858	Page 4/5

APPENDIX 1

[*]

ALC – Amendment N°2 to [*] Agreement
Ref. CLC - CT2006858	Page 5/5